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                           BAKER & BOTTS
AUSTIN                         L.L.P.
DALLAS                     ONE SHELL PLAZA
MOSCOW                      910 LOUISIANA              TELEPHONE: (713) 229-1234
NEW YORK              HOUSTON, TEXAS 77002-4995        FACSIMILE: (713) 229-1522
WASHINGTON, D.C.

                                                               December 16, 1998


Imperial Holly Corporation
P.O. Box 9
Sugar Land, Texas  77487

Ladies and Gentlemen:

          As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Imperial Holly Corporation, a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the proposed sale from time to time by shareholders of the Company of up to 4,972,060 shares (the "Offered Shares") of common stock, without par value, of the Company, certain legal matters in connection with the Offered Shares are
being passed upon for the Company by us.   At your request, this opinion is
being furnished to you for filing as Exhibit 5 to the Registration Statement.

          In our capacity as your counsel in the connection referred to above, we have examined the Restated Articles of Incorporation and the Bylaws of the Company, each as amended to date, and the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinion hereinafter expressed. In giving such opinion, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

          On the basis of the foregoing, we are of the opinion that the Offered Shares are duly authorized, have been validly issued, and are fully paid and nonassessable.
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Imperial Holly Corporation            -2-                      December 16, 1998



          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,



                                    Baker & Botts, L.L.P.
JDK/FPP/EDD